Exhibit 99.1

Vonage Announces That CEO Marc Lefar Will Retire from the Company

Board of Directors initiates search for successor; Lefar will continue as CEO through orderly transition
HOLMDEL, N.J. – April 7, 2014 – Vonage Holdings Corp. (NYSE: VG) today announced that Chief Executive Officer Marc Lefar has shared his intention to retire from the Company upon completion of a process to select a successor. Mr. Lefar will serve as CEO through an orderly leadership transition, which is expected to conclude by year-end.

The Vonage Board will initiate a formal search for Mr. Lefar’s successor, with Mr. Lefar’s participation in the selection process. Vonage will consider both internal and external candidates.

“During the past six years, I have been privileged to work with an exceptional team and a highly engaged, supportive Board. Together, we completed a comprehensive financial, operational and strategic turnaround,” Lefar said. “Today, the Company is financially stronger than ever and is making good progress against its growth initiatives, including the successful integration and continued strong performance of Vocalocity, which we acquired last fall. As a result of our progress, and after consideration about the long-term needs of the Company as well as my personal goals, it became clear that now is the right time to select a new leader to help write the next chapter of the Vonage story. I am committed to leading our efforts as the Board searches for a new chief executive.”

“Marc has done a tremendous job since joining Vonage. He charted a new course for the Company, delivering strong financial results and dramatic operational improvements. Strategically, he has guided our transition from the domestic home phone replacement market into higher growth segments and geographies, supported by new services and platforms,” said Chairman Jeffrey Citron.

“Under Marc’s leadership, Vonage has enjoyed five consecutive years of profitability and four consecutive years of positive free cash flow, allowing the Company to invest for growth while delivering significant value to shareholders,” Citron continued. “We are grateful for the work Marc has done, and look forward to continuing to work with him as we conduct our search for his successor. We appreciate Marc’s involvement in the process to ensure a seamless leadership transition.”

About Vonage

Vonage (NYSE: VG) is a leading provider of communications services connecting individuals through cloud-connected devices worldwide, with approximately 2.5 million subscriber lines. Vonage provides a robust suite of feature-rich, affordable residential and business communication solutions that offer flexibility, portability and ease-of-use for both landline and mobile phones. Vonage’s residential service is sold on the web (www.vonage.com) and through telesales and regional and national retailers, and its business service is sold through Vonage Business Solutions (www.vonagebusiness.com) telesales and channel partners.
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). The forward-looking statements in this release are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to, the execution of the Company’s succession plan and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company’s views subsequent to today.

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Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Investor Contact: Leslie Arena 732.203.7372; leslie.arena@vonage.com